SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                FORM 8-K


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported) March 1, 2000
                                                            -------------
                           Beach Couch, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                              Delaware
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                (State or Other Jurisdiction of Incorporation)

                   0-25747                        33-0812709
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           (Commission File Number)   (IRS Employer Identification No.

             4190 Bonita Road, #105, Bonita, CA               91902
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           (Address of Principal Executive Offices)         (Zip Code)

                               (619) 479-2809
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

In an action taken by the majority shareholders in writing, effective
March 6, 2000, the Company's wholly owned subsidiary, California Beach Couch, Inc., a California corporation, was sold to Mr. Edward F. Myers III for the total sum of $5,000. Edward F. Myers III is President and a Director of both the Company and California Beach Couch, Inc. Mr. Myers III is not one of the majority shareholders who voted on this resolution. The purchase price of $5,000 was determined by arms length negotiation between Mr. Myers III and the majority shareholders.


Item 4. Changes in Registrant's Certifying accountant.


(i) On March 1, 2000 the Company was notified that it's Certifying Accountant, Harlan & Boettger, LLP would not be available to stand for re-election. It is the Company's understanding that Harlan & Boettger no longer does audits for publicly traded companies.

(ii) During the past two years there have been no adverse opinions or disclaimer of opinion, or modified as to uncertainty, audit scope, or accounting principles.

(iii) N/A

(iv) There have been no disagreements concerning accounting principles or disclosures.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.


                                    BEACH COUCH, INC.

Date: March 7, 2000             By: \\ Edward F. Myers III \\
                                       President